EXHIBIT 21 (A)

SUBSIDIARIES

NAME
ORGANIZATION                                                                      STATE OF
-----------------------                                                        --------------
Bugaboo Creek Holdings, Inc.                                                    Delaware
Bugaboo Creek of Seekonk, Inc.                                                  Massachusetts
Capital Grille Holdings, Inc.                                                   North Carolina
Capital Grille of San Francisco, Inc.                                           California
Capital Grille Holdings of Texas, Inc.                                          Texas
Grist Mill Holdings, Inc.                                                       Georgia
Hemenway Holdings, Inc.                                                         Georgia
One Brook, Inc.                                                                 Ohio
Rare Beverages of Pennsylvania, Inc.                                            Pennsylvania
Rare Hospitality of Kansas, Inc.                                                Kansas
Rare Hospitality Management, Inc.                                               Delaware
Rare Steaks of Texas, Inc.                                                      Georgia
Bugaboo Creek of Hicksville, Inc.                                               New York
Capital Grille of New York, Inc.                                                New York
Pond Street Grill, Inc.                                                         Pennsylvania
RARE Beverages of Inverness LLC                                                 Alabama
RARE Beverages of Texas LLC                                                     Texas